Exhibit 99.2

Lou Conforti Named CEO of Washington Prime Group

COLUMBUS, OH – Oct. 6, 2016 – Washington Prime Group Inc. (NYSE: WPG) today announced the appointment of Lou Conforti as Chief Executive Officer of the Company effective immediately. Mr. Conforti, a current Director of the Company, previously served as interim Chief Executive Officer since June 2016. He will remain a member of the Company’s Board of Directors.

Mr. Conforti brings to the Company a progressive and successful career in the real estate industry, specifically in the REIT space. Most recently, Mr. Conforti was the executive director and global head of strategy at Colony Capital, a leading global real estate and investment management firm. Prior to his work at Colony Capital, Mr. Conforti served as the global head of real estate for UBS O’Connor and also served as a managing director and head of real estate investments at Stark Investments.

Robert Laikin, Chairman of the Board, stated, “Lou brings a wealth of experience and has a strong track record in the REIT industry. Since his appointment as interim CEO, he has significantly improved the operating efficiency of the organization and through his leadership has demonstrated the capacity to realize new opportunities that are intended to drive long-term shareholder value. The Board has found Lou to be a top-rate executive and we are very confident that Lou has the retail real estate experience to lead Washington Prime Group.”

Mr. Conforti commented, “My message remains the same: Lease space through traditional and innovative tenancy, improve operating efficacy and negotiate from a position of strength as it relates to strategic alternatives. Every day my team and I are committed to discovering innovative ways to improve the retail experience for our guests while building shareholder value. By creating interesting experiences for our guests, we aim to create not only a shopping experience, but a gathering place where consumers want to come to engage with their neighbors and participate in their community.”

About Washington Prime Group

Washington Prime Group Inc. (formerly WP Glimcher Inc.) is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, Director of Investor Relations, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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